Exhibit 99.1

GRUBHUB REPORTS RECORD SECOND QUARTER RESULTS

Grubhub generates 37% revenue growth in the second quarter

Chicago – July 28, 2016 – Grubhub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced financial results for the quarter ended June 30, 2016.

“In our strong second quarter, Grubhub continued to build the most comprehensive marketplace connecting restaurants and takeout diners. We posted record net revenues and our best order growth in a year,” said Matt Maloney, CEO. “Grubhub also generated a record number of orders in Q2 despite typical seasonal headwinds, as total order growth accelerated to 23% year-over-year.”

Second Quarter 2016 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2016 as compared to the same period in 2015.

Second Quarter Financial Highlights

•	Revenues: $120.2 million, a 37% year-over-year increase from $88.0 million in the second quarter of 2015.

•	Non-GAAP Adjusted EBITDA: $37.6 million, a 32% year-over-year increase from $28.4 million in the second quarter of 2015.

•	Net Income: $12.8 million, or $0.15 per diluted share, a 37% year-over-year increase from $9.4 million, or $0.11 per diluted share, in the second quarter of 2015.

•	Non-GAAP Net Income: $19.6 million, or $0.23 per diluted share, a 31% year-over-year increase from $15.0 million, or $0.17 per diluted share.

Second Quarter Key Business Metrics Highlights

•	Active Diners were 7.35 million, a 24% year-over-year increase from 5.93 million Active Diners in the second quarter of 2015.

•	Daily Average Grubs were 271,100, a 23% year-over-year increase from 220,100 Daily Average Grubs in the second quarter of 2015.

•	Gross Food Sales were $733 million, a 29% year-over-year increase from $568 million in the second quarter of 2015.

“Product improvements, our delivery initiative and an updated brand drove better diner growth and significantly higher engagement in the second quarter,” noted Maloney. “Demonstrating the powerful economics of scale in our business, we achieved an adjusted EBITDA margin of 31%, just under the levels in the first and second quarters of 2015 before we began investing meaningfully in our own delivery capabilities.”

Third Quarter and Full Year 2016 Guidance

Based on information available as of July 28th, 2016, the Company is providing the following financial guidance for the third quarter and full year of 2016:

	Third Quarter 2016	Full Year 2016
(in millions)
Expected Revenue range	$116 - $119	$480 - $488
Expected Adjusted EBITDA range	$30 - $32	$136 - $142

Second Quarter 2016 Financial Results Conference Call: Grubhub will webcast a conference call today at 9 a.m. CT to discuss the second quarter 2016 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the Company’s earnings press release and financial tables. A replay of the webcast will be available at the same website until August 11, 2016.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile food-ordering company. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the Company’s platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 45,000 restaurant partners in over 1,100 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus, MenuPages, LAbite, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of Grubhub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 26, 2016, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2016, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts:
Dave Zaragoza Corporate Finance & Investor Relations ir@grubhub.com	Katie Norris Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$120,173	$87,955	$232,413	$176,204
Costs and expenses:
Sales and marketing	25,355	20,679	54,188	44,786
Operations and support	40,696	24,603	75,683	47,304
Technology (exclusive of amortization)	10,567	7,902	20,759	15,568
General and administrative	12,158	9,745	25,747	18,846
Depreciation and amortization	8,885	8,829	16,193	15,078

Total costs and expenses	97,661	71,758	192,570	141,582

Income before provision for income taxes	22,512	16,197	39,843	34,622
Provision for income taxes	9,707	6,845	17,105	14,700

Net income attributable to common stockholders	$12,805	$9,352	$22,738	$19,922

Net income per share attributable to common stockholders:
Basic	$0.15	$0.11	$0.27	$0.24
Diluted	$0.15	$0.11	$0.27	$0.23
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	84,741	84,116	84,725	83,449
Diluted	85,749	85,833	85,724	85,465

KEY OPERATING METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Active Diners (000s)	7,352	5,932	7,352	5,932
Daily Average Grubs	271,100	220,100	269,500	227,300
Gross Food Sales (millions)	$732.6	$567.6	$1,445.4	$1,157.5

GRUBHUB INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,924	$169,293
Short term investments	136,883	141,448
Accounts receivable, less allowances for doubtful accounts	57,087	42,051
Prepaid expenses	6,602	3,482

Total current assets	333,496	356,274
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	32,320	19,082
OTHER ASSETS:
Other assets	5,218	3,105
Goodwill	437,009	396,220
Acquired intangible assets, net of amortization	323,816	285,567

Total other assets	766,043	684,892

TOTAL ASSETS	$1,131,859	$1,060,248

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$71,276	$64,326
Accounts payable	11,282	8,189
Accrued payroll	6,118	4,841
Taxes payable	1,020	426
Other accruals	14,267	11,830

Total current liabilities	103,963	89,612
LONG TERM LIABILITIES:
Deferred taxes, non-current	103,376	87,584
Other accruals	5,818	5,456

Total long term liabilities	109,194	93,040

STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	8
Accumulated other comprehensive loss	(1,396)	(604)
Additional paid-in capital	778,452	759,292
Retained earnings	141,638	118,900

Total Stockholders’ Equity	$918,702	$877,596

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,131,859	$1,060,248

GRUBHUB INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$22,738	$19,922
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,327	2,721
Provision for doubtful accounts	420	260
Deferred taxes	(4,174)	35
Amortization of intangible assets	12,866	12,357
Stock-based compensation	12,406	6,265
Other	316	417
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(11,722)	(8,460)
Prepaid expenses and other assets	(3,315)	(485)
Restaurant food liability	4,278	3,052
Accounts payable	(858)	(3,957)
Accrued payroll	595	(3,000)
Other accruals	316	1,417

Net cash provided by operating activities	37,193	30,544

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(123,723)	(65,645)
Proceeds from maturity of investments	128,490	64,618
Capitalized website and development costs	(5,380)	(3,104)
Purchases of property and equipment	(8,362)	(1,201)
Acquisitions of businesses, net of cash acquired	(67,528)	(55,687)
Acquisition of other intangible assets	(250)	—
Other cash flows from investing activities	(576)	—

Net cash used in investing activities	(77,329)	(61,019)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	(14,774)	—
Proceeds from exercise of stock options	2,878	9,777
Excess tax benefits related to stock-based compensation	18,767	14,421
Taxes paid related to net settlement of stock-based compensation awards	(938)	—
Payments for debt issuance costs	(1,477)	—

Net cash provided by financing activities	4,456	24,198

Net change in cash and cash equivalents	(35,680)	(6,277)
Effect of exchange rates on cash	(689)	76
Cash and cash equivalents at beginning of year	169,293	201,796

Cash and cash equivalents at end of the period	$132,924	$195,595

SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$—	$15,980
Cash paid for income taxes	3,250	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$12,805	$9,352	$22,738	$19,922
Income taxes	9,707	6,845	17,105	14,700
Depreciation and amortization	8,885	8,829	16,193	15,078

EBITDA	31,397	25,026	56,036	49,700

Acquisition and restructuring costs	697	134	1,528	703
Stock-based compensation	5,505	3,258	12,406	6,265

Adjusted EBITDA	$37,599	$28,418	$69,970	$56,668

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$12,805	$9,352	$22,738	$19,922
Stock-based compensation	5,505	3,258	12,406	6,265
Amortization of acquired intangible assets	5,640	4,673	10,685	8,788
Accelerated write-down of Seamless technology platform	—	1,897	—	1,897
Acquisition and restructuring costs	697	134	1,528	703
Income tax adjustments	(5,068)	(4,314)	(10,537)	(7,644)

Non-GAAP net income	$19,579	$15,000	$36,820	$29,931

Weighted-average diluted shares used to compute net income per share attributable to common stockholders	85,749	85,833	85,724	85,465
Non-GAAP net income per diluted share attributable to common stockholders	$0.23	$0.17	$0.43	$0.35

	Guidance
	Three Months Ended September 30, 2016		Year Ended December 31, 2016
	Low	High	Low	High
	(in millions)
Net income	$8	$9	$42	$46
Income taxes	6	7	32	34
Depreciation and amortization	10	10	37	37

EBITDA	24	26	111	117

Acquisition and restructuring costs	—	—	—	—
Stock-based compensation	6	6	25	25

Adjusted EBITDA	$30	$32	$136	$142